Exhibit 1.1

Form of Underwriting Agreement

SOL-WIND RENEWABLE POWER, LP

[•]  Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[•], 2015

UNDERWRITING AGREEMENT

[•], 2015

UBS Securities LLC

Citigroup Global Markets Inc.

as Representatives of the several Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Sol-Wind Renewable Power, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A (the “Underwriters”) annexed to this agreement (this “Agreement”), for whom you are acting as representatives, an aggregate of [      ] common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”).  In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional [      ] Common Units (the “Additional Units”).  The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.”  The Units are described in the Prospectus which is referred to below.

It is understood and agreed to by all parties that the Partnership was formed by Sol-Wind, LLC, a Delaware limited liability company and the Partnership’s general partner (“General Partner”), to own, acquire, invest in and manage operating solar and wind power generation assets that are currently, directly or indirectly, owned and operated, or which may hereafter be acquired, directly or indirectly, by the General Partner, as described more particularly in the Prospectus (the “Sol-Wind Business”). At the time of purchase (as defined below) and at each additional time of purchase (as defined below), the Partnership will operate the Sol-Wind Business through its wholly owned subsidiaries (as described in more detail below).

It is further understood and agreed to by all parties that as of the time of purchase and each additional time of purchase:

(1)           BKM, LLC, a Delaware limited liability company (“BKM”), will own a minority of the membership interests in the General Partner and 40 North Investments LP, a Delaware limited partnership (“40 North” and together with BKM, the “Sponsors”), will own a majority of the membership interests in the General Partner;

(2)           The General Partner will own a non-economic 0.0% general partner interest in the Partnership (the “GP Interest”);

(3)           Sol-Wind Global Holdings LLC, a Delaware limited liability company (“Sol-Wind Global”), will own 100% of the membership interests in Sol-Wind International Holdings LLC, a Cayman Islands exempted company (“Sol-Wind International”), and will own 100% of the membership interests in Sol-Wind JV CLN LLC, a Delaware limited liability company (“Sol-Wind CLN”);

(4)           Substantially concurrently with the time of purchase, Sol-Wind International will own the following debt interests in term loans extended to unaffiliated third parties: (i) a CAD$23.0 million senior secured credit facility (the “CE Credit Facility”) issued in favor of Kelham Holdings Limited (“Kelham”), which develops and owns the solar projects located in Ontario, Canada (the “International Assets”) and (ii) a $52.2 million senior secured credit facility (the “Alamo Credit Facility”, and together with the CE Credit Facility, the “Credit Facilities”) issued in favor of OCI Alamo 1 LLC (“Alamo I” and together with Kelham, the “Credit Parties”), which develops, owns and operates the solar project located in San Antonio, Texas;

(5)           Sol-Wind CLN will own 100% of the membership interests in Sol-Wind JV SWP LLC, a Delaware limited liability company (“Sol-Wind SWP”);

(6)           Substantially concurrently with the time of purchase, Sol-Wind SWP will own the following interests (collectively, the “US Assets” and, together with the International Assets and the Alamo Credit Facility, the “Initial Portfolio”):

(a)           100% of the Class B membership interests in and be the managing member of OCI Solar San Antonio 2 LLC (“Alamo 2”), which owns the solar project located in San Antonio, Texas, through its ownership of 100% of the membership interests in OCI Alamo 2 LLC;

(b)           100% of the Class B membership interests in and be the managing member of Solar Eclipse Fund Holding IX, LLC (“DC Solar”), which owns 619 mobile solar generating units, through its ownership of 100% of the membership interests in Solar Eclipse Fund IX, LLC;

(c)           100% of the Class B membership interests in and be the managing member of GLT Cloverdale Solar, LLC (“Cloverdale”), which owns the solar project located in Cloverdale, California, through its ownership of 100% of the membership interests in Cloverdale Solar I, LLC;

(d)           the solar projects located in various cities in California, through its ownership of 100% of the membership interests in SunE GLT Ironwood Solar, LLC, NLH1 Solar, LLC, GLT SC1 Solar, LLC, GLT COMM1 Solar, LLC, SunE GLT Patton Solar, LLC, SunE GLT Chuckawalla Solar, LLC and GLT SLO Solar, LLC;

(e)           100% of the Class B membership interests in and be the managing member of Renewable Energy Project LLC (“REP”), which owns the solar project located in Jamestown, California, through its ownership of 100% of the membership interests in Fresh Air Energy IV, LLC;

(f)            100% of the Class B membership interests in and be the managing member of Renewable Energy Project II LLC (“REP II”), which owns the solar projects located in Sterling and Grand Junction, Colorado, through its ownership of 100% of the membership interests in Fresh Air Energy VII, LLC and Fresh Air Energy VIII, LLC;

(g)           100% of the membership interests in Foundation CA Fund V Manager, LLC and Foundation CA Fund VI Manager, LLC, which own the wind projects located in various cities in California, through its ownership of 100% of the Class B membership interests in Foundation CA Fund V Master Tenant, LLC and Foundation CA Fund Owner, LLC and Foundation CA Fund VI Master Tenant, LLC, and Foundation CA Fund VI owner, LLC, respectively (collectively, “Foundation Project Subsidiaries”);

(h)           100% of the membership interests in Foundation CA Fund VII Manager, LLC, which owns the wind projects located in various cities in California, through its ownership of 100% of the Class B membership interests in Foundation CA Fund VII Master Tenant, LLC and Foundation CA Fund VII Owner, LLC (collectively, “Foundation VII Project Subsidiaries”);

(i)            100% of the membership interests in Concept Solar, LLC which owns solar projects in New Jersey, through its ownership of 100% of the membership interests in Brunswick Three Solar LLC, Brunswick Two Solar LLC, Kaplan Solar LLC, Florham Three Solar LLC, Florham Two Solar LLC, Lakewood Six Solar LLC, Lakewood Seven Solar LLC, Lakewood Eight Solar LLC, Leslie Solar LLC, Pollitt Two Solar LLC, Vreeland One Solar LLC and Vreeland Two Solar LLC;

(j)            100% of the Class B membership interests in and be the managing member of PRCC Solar Holding LLC (“PRCC”), which owns the solar project located in San Juan, Puerto Rico, through its ownership of 100% of the membership interests in GASNA 18P, LLC;

(k)           100% of the membership interests in SunRay Joint Venture Solar LLC, which owns the solar projects located in various cities in New Jersey, through its ownership of 100% of the membership interests in SunRay Venice LLC, 12 Applegate Solar LLC, 4 Applegate Solar LLC, Lakewood Eighteen Solar LLC, Lakewood Thirteen Solar LLC, SR Bayonne Solar LLC, SR Fairlawn Solar LLC, SR Ramsey Solar LLC and Venice Energy-Trenton, LLC;

(l)            100% of the membership interests in SunRay Power OPCO I, LLC, which owns the solar projects located in various cities in New Jersey, through its ownership of 100% of the membership interests in Teterboro Auto Solar LLC, Resource Solar LLC, Lakewood One Solar LLC, Lakewood Two Solar LLC, SRMB LLC, Paramus Surgery Solar LLC, NJ Bulb and 24 Applegate Solar LLC;

(m)          100% of the membership interests in SunRay Power OPCO II, LLC, which owns the solar projects located in various cities in New Jersey, through its ownership of 100% of the membership interests in 24 Applegate Sleepy’s LLC, Bayonne One Solar LLC, Bayonne Two Solar LLC, Broad Street Solar LLC, Carlisle Solar LLC, Engelhard Solar LLC, Entin Road Solar, LLC, Frenchtown Solar LLC, Frontage Road Solar LLC, Liberty I Solar LLC, Maguire Solar LLC, Marin Boulevard Solar LLC, New Canton Solar LLC, Nickerson Five Solar LLC, Nickerson Four Solar LLC, Nickerson One Solar LLC, Nickerson Seven Solar LLC, Nickerson Six Solar LLC, Nickerson Three Solar LLC, Nickerson Two Solar LLC, Piscataway One Solar, LLC, Plainfield One Solar LLC, Secaucus One Solar LLC, Self Storage Solar 1 LLC, Self Storage Solar 2 LLC, Self Storage Solar 3 LLC, Self Storage Solar 4 LLC, Self Storage Solar 5 LLC, Self Storage Solar 12 LLC, Self Storage Solar 7 LLC, Self Storage Solar 8 LLC, Self Storage Solar 9 LLC, Self Storage Solar 10 LLC, Self Storage Solar 11 LLC, Self Storage Solar 21 LLC, Self Storage Solar

LLC, SR Hackensack Solar LLC, SR Hillsdale Solar LLC, SR West Milford Solar LLC, Stafford Solar LLC and Westborough Solar LLC;

(n)           100% of the membership interests in SAH Holdings LLC, which owns the solar projects located in Leicester, Massachusetts, through its ownership of 100% of the membership interests in Leicester One MA Solar LLC and Mass PV 7 LLC;

(o)           100% of the membership interests in Fairfield Wind Manager, LLC, which owns a wind power project located in Tenton County, Montana, through its ownership of 100% of the Class B membership interests in Fairfield Wind Master Tenant, LLC and Fairfield Wind Owner, LLC (“Fairfield Project Subsidiaries”);

(p)           100% of the Series B membership interests in Palmer Solar Holdings LLC (“Palmer”), which owns the solar projects located in various cities in Massachusetts, through its ownership of 100% of the membership interests in Browne Solar, LLC, Indian Hill Solar, LLC, State St. Solar, LLC, SR Solar 7 LLC, SR Solar 8 LLC, SR Solar 9 LLC and Palmer Solar Borrower LLC;

(q)           100% of the membership interests in SR Acquisitions Solar LLC, which owns the solar projects located in various cities in New Jersey, through its ownership of 100% of the membership interests in Algonquin One Solar LLC, Algonquin Two Solar LLC, Algonquin Three Solar LLC, Florham One Solar LLC, Livingston Solar LLC and Lakewood Nine Solar LLC; and

(r)            100% of the membership interests in Foundation HA Energy Generation, LLC, which owns wind power projects located in California;

each as described more particularly in the Prospectus under the caption “Business—Our Initial Portfolio.” “Holdco Subsidiaries” means, collectively, the entities listed in Schedule B and “Project Subsidiaries” means, collectively, the entities listed in Schedule C.

Prior to the time of purchase, the General Partner and various developers entered into membership interest purchase agreements (collectively, the “MIPAs”) to acquire equity interests in the Holdco Subsidiaries and the Project Subsidiaries and entered into the Credit Facilities to extend credit to the Credit Parties (collectively, the “Prior Transactions”).

It is further understood and agreed to by all parties hereto that each of the following transactions will occur immediately prior to or at the time of purchase:

(1)           The Partnership will sell to Sol-Wind Share Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of 40 North (“Share Holdings LLC”), subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) [      ] Common Units (the “Redeemable Units”) for an aggregate purchase price of [approximately] $[•];

(2)           The Partnership will issue to the General Partner the Incentive Distribution Rights (as such term is defined in the Partnership Agreement (as defined below)) in the Partnership;

(3)           The Partnership will issue to directors, officers and employees of the General Partner [•] phantom units (“Phantom Units”) under the Partnership’s long-term incentive plan;

(4)           The public offering of the Firm Units contemplated hereby will be consummated;

(5)           The General Partner, Sol-Wind Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the General Partner (“Holdings”), and Sol-Wind SWP will enter into that certain Initial Portfolio Purchase Agreement, substantially in the form filed as an exhibit to the Registration Statement (including the schedules thereto, the “IPPA”), pursuant to which the Partnership will use approximately $[   ] of the aggregate net proceeds from the public offering of the Firm Units and the sale of the Subordinated Units and the Redeemable Units to acquire the equity interests in the Holdco Subsidiaries and the Project Subsidiaries from the General Partner and Holdings;

(6)           The General Partner and Sol-Wind International will enter into assignment and assumption agreements (“Assignment and Assumption Agreements”), substantially in the form previously presented to the Representatives, pursuant to which Sol-Wind International will acquire from the General Partner the debt interests in the Credit Facilities;

(7)           The Partnership and the General Partner will enter into that certain Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), substantially in the form included as an appendix to the Registration Statement; and

(8)           The Partnership will enter into asset management agreements (the “Asset Management Agreements”) and operations and maintenance agreements (the “O&M Agreements”) with various third-party operators and asset managers, as described in the Registration Statement; and

(9)           One of the Partnership Subsidiaries, as borrower, intends to enter into a revolving credit facility with the lenders party thereto within thirty (30) days following the time of purchase (as defined below) (the “Credit Agreement”).

The Prior Transactions together with the transactions contemplated in sections (1)-(8) above are collectively referred to herein as the “Transactions.”

The IPPA, the Assignment and Assumption Agreements, the Asset Management Agreements, the O&M Agreements and together with any ancillary documents executed or entered into in connection with the foregoing, shall collectively be referred to as the “Transaction Documents.” The Partnership Agreement, the limited liability company agreement of the General Partner (as the same may be amended or restated at the time of purchase, the “GP LLC Agreement”), and the limited liability company agreements or similar operating agreements of the Partnership Subsidiaries (as the same may be amended or restated at the time of purchase, the “Partnership Subsidiaries Operating Agreements”) shall collectively be referred to as the “Organizational Agreements.” The Transaction Documents and the Organizational Agreements are referred to collectively herein as the “Operative Agreements.”

The General Partner and the Partnership are hereinafter referred to as the “Partnership Parties.” Sol-Wind Global, Sol-Wind International, Sol-Wind CLN, Sol-Wind SWP, Holdco

Subsidiaries and Project Subsidiaries are hereinafter referred to as the “Partnership Subsidiaries.” The Partnership Parties and the Partnership Subsidiaries are hereinafter referred to as the “Partnership Entities.”

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-201221) under the Act, including a prospectus, relating to the Units.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the offering of the Units.

“Preliminary Prospectus,” as used herein, means, as of any time, the prospectus relating to the Units that is included in the Registration Statement immediately prior to that time.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule D-1 attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”).  The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Units, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Exempt Written Communication,” as used herein, means each written communication, if any, by the Partnership or any person authorized to act on behalf of the Partnership made to one or more qualified institutional buyers (“QIBs”) as such term is defined in Rule 144A under the Act and/or one or more institutions that are accredited investors (“IAIs”), as defined in

Rule 501(a) under the Act to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Oral Communication,” as used herein, means each oral communication made prior to the filing of the Registration Statement by the Partnership or any person authorized to act on behalf of the Partnership made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Permitted Exempt Written Communication,” as used herein, means the documents listed on Schedule D-1 attached hereto.

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package,” as used herein, means, collectively, with the pricing information set forth on Schedule D-2 attached hereto, the Preliminary Prospectus and all Permitted Free Writing Prospectuses, other than any road show, including any Electronic Road Show, if any, that is not required to be filed with the Commission under Rule 433 under the Act.

“Applicable Time”, as used herein, means [  ] [A.M. / P.M.], New York City time, on [   ], 2015.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [    ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of Common Units.

Each of the Partnership Parties and the Underwriters agree as follows:

1.             Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $[    ] per Firm Unit.  The Partnership Parties are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the Effective Time as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Partnership hereby grants to the several Underwriters the option  (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units less an amount per unit equal to any distribution declared by the Partnership and payable on the Firm Units but not payable on the Additional Units.  The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) and Citigroup Global Markets Inc. (collectively, the “Representatives”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership.  Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.  The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional units), subject to adjustment in accordance with Section 8 hereof.

2.             Payment and Delivery.  Payment of the purchase price for the Firm Units shall be made to the Partnership by federal funds wire transfer against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on [      ], 2015 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same time of day as the payment for the Firm Units.  Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Vinson & Elkins L.L.P. at 666 Fifth Avenue, 26th Floor, New York, NY 10103-0040, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3.             Representations and Warranties of the Partnership Parties and Share Holdings LLC. The Partnership Parties, jointly and severally, represent and warrant, and Share Holdings LLC, represent and agree with each of the Underwriters that:

(a)           the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of the Partnership Parties, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b)           as of the Effective Time, the Registration Statement complied in all material respects with the applicable requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied, in all material respects, with the applicable requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the applicable requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of its date, the time of purchase and each additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representation or warranty in this Section 3(b) with respect to any statement contained in or omission from the Registration Statement, the Disclosure Package or the Prospectus made or omitted in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Partnership Parties expressly for use in the Registration Statement, the Disclosure Package or the Prospectus, it being understood that the only such information furnished by any Underwriter consists of information described as such in Section 10 hereof;

(c)           prior to the execution of this Agreement, the Partnership Parties have not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus, the Permitted Free Writing Prospectuses, if any, and, the Permitted Exempt Written Communications, if any; the Partnership Parties have not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); each Preliminary Prospectus, at the time each was filed with the Commission, is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Partnership be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act), Exempt Oral Communications and Covered Exempt Written Communications related to the offering of the Units contemplated hereby are solely the property of the Partnership Parties; the Partnership Parties have caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Partnership not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

(d)           from the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any Exempt Written Communication or any Exempt Oral Communication) through the date hereof, the Partnership qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act;

(e)           each Permitted Exempt Written Communication, if any, when considered together with the Disclosure Package, did not as of the Applicable Time include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)            the Partnership has, prior to the date of the Preliminary Prospectus, furnished to you a list containing the names of the recipients of all Covered Exempt Written Communications and all Exempt Oral Communications, if any;

(g)           the Partnership has filed publicly on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) at least 21 calendar days prior to any “road show,” (as defined in Rule 433 under the Act) any confidentially submitted registration statements and registration amendments relating to the offer and sale of the Units;

(h)           each Covered Exempt Written Communication that has not been superseded or modified, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(i)            each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including but not limited to, any statements made with respect to projected results of operations, estimated cash available and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the estimated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith;

(j)            at the time of purchase, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of [            ] Common Units, [          ] Subordinated Units, the GP Interest and the Incentive Distribution Rights, [          ] Redeemable Units, and [       ] Phantom Units; other than the Subordinated Units, the Incentive Distribution Rights, the Redeemable Units, the Units will be the only limited partner interests of the Partnership issued and outstanding at the time of purchase and each additional time of purchase;

(k)           each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation, with full limited partnership or limited liability company, as the case may be, power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and, in the case of the Partnership, to issue, sell and deliver the Units;

(l)            each of the Partnership Entities is, and at the time of purchase and each additional time of purchase will be, duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not be reasonably likely to have a material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Partnership Entities, taken as a whole, (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability;

(m)          the General Partner has, and, at the time of purchase and each additional time of purchase, will have, full power and authority to act as general partner of the Partnership as described in the Registration Statement, the Disclosure Package and Prospectus;

(n)           the Sponsors own, and at the time of purchase and each additional time of purchase, will own, all of the issued and outstanding limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and, with the exception of (i) restrictions on transferability (A) that may be imposed by federal or state securities laws or (B) contained in the GP LLC Agreement or in the constituent governance documents of the Sponsors, or (ii) as described in the Disclosure Package or the Prospectus, the Sponsors own such limited liability company interests free and clear of all liens, encumbrances, security interests, charges and other claims (collectively, “Liens”);

(o)           the General Partner is, and at the time of purchase and each additional time of purchase will be, the sole general partner of the Partnership; the GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such GP Interest free and clear of all Liens (except (i) restrictions on transferability (A) that may be imposed by federal or state securities laws or (B) contained in the Partnership Agreement or the GP LLC Agreement or (ii) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(p)           at the time of purchase and each additional time of purchase, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; all of such Incentive Distribution Rights will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens (except (i) restrictions on transferability (A) that may be imposed by federal or state securities laws or (B) contained in the Partnership Agreement or the GP LLC Agreement or (ii) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(q)           (i) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, Share Holdings LLC will own all of the Subordinated Units and outstanding Redeemable Units; and Share Holdings LLC will own such Subordinated Units and Redeemable Units free and clear of all Liens (except (A) restrictions on transferability (x) that may be imposed by federal or state securities laws or (y) contained in the Partnership Agreement or in the constituent governance documents of Share Holdings LLC or (B) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(ii) at the time of purchase and each additional time of purchase, after giving effect to the Transactions, all of the Subordinated Units and Redeemable Units owned by Share Holdings LLC will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(r)            (i) at the time of purchase and at each additional time of purchase, after giving effect to the Transactions, the Partnership will directly or through one or more of the other Partnership Subsidiaries own all of the issued and outstanding limited liability company interests of each Partnership Subsidiary, other than (A) Alamo 2, DC Solar, Cloverdale, REP, REP II, and PRCC, in which the Partnership will indirectly own 100% of Class B membership interests, respectively, (B) Foundation Project Subsidiaries, Foundation VII Project Subsidiaries and Fairfield Project Subsidiaries in which the Partnership will indirectly own 100% of the Class B membership interests, respectively and (C) Palmer, in which the Partnership will own 100% of the Series B membership interests; and all such limited liability company interests will be duly authorized and validly issued in accordance with the applicable Partnership Subsidiaries Operating Agreements, and will be fully paid (to the extent required by the Partnership Subsidiaries Operating Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act);

(ii) the Partnership will own such limited liability company interests referred to inclause (i) above free and clear of all Liens (except (A) restrictions on transferability

(x) that may be imposed by federal or state securities laws or (y) contained in the Partnership Subsidiaries Operating Agreements, (B) Liens in existence at the time of purchase (that will be released after giving effect to the Transactions) or Liens arising under the Credit Agreement or (C) as described in the Registration Statement, the Disclosure Package and the Prospectus);

(s)            the Units have been duly authorized and, when issued and delivered to the Underwriters against payment thereof as provided herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(t)            other than its ownership of the GP Interest, the Incentive Distribution Rights, membership interests in Holdings and the interests in Sol-Wind, LP, a Delaware limited partnership, the General Partner will not, at the time of purchase and each additional time of purchase, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity; other than its, direct or indirect ownership of the limited liability company interests in the Partnership Subsidiaries and its direct or indirect ownership of the debt interests in the Credit Facilities or the intercompany notes, the Partnership Parties will not, at the time of purchase and each additional time of purchase, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity;

(u)           except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or the results of operations of the Partnership Entities and the Credit Parties, taken as a whole, (ii) there has not been any material adverse effect that would (A) prevent or materially interfere with the consummation or enforceability of the Prior Transactions, the Transactions and any other material transactions contemplated hereby and the Transaction Documents or (B) prevent or materially interfere with the ability of the Partnership Entities, taken as a whole, to perform their respective obligations under each of the Transaction Documents or (C)  prevent the Units from being accepted for listing on, or result in delisting of the Units from the NYSE and (iii) there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, which is material to the Partnership Entities and the Credit Parties, taken as a whole, (A) in any transaction which is material to the Partnership Entities and the Credit Parties taken as a whole, (B) in obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Partnership Entities and the Credit Parties, (C) the capitalization or outstanding indebtedness of any of the Partnership Entities and the Credit

Parties or (D) in respect of any dividend or distribution of any kind declared, paid or made on the equity interests of any of the Partnership Entities and the Credit Parties;

(v)           this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Partnership Parties;

(w)          as of the time of purchase and each additional time of purchase, as the case may be: (i) each of the MIPAs and Credit Facilities will have been duly authorized, executed and delivered by the General Partner and will be valid and legally binding agreements of the General Partner in accordance with its respective terms; (ii) the Partnership Agreement will have been duly authorized, executed and delivered by the Partnership and the General Partner and will be valid and legally binding agreement of the Partnership and the General Partner in accordance with its terms; (iii) each Partnership Subsidiaries Operating Agreement will be a valid and legally binding agreement of such Partnership Subsidiary, enforceable against such Partnership Subsidiary in accordance with its respective terms; (iv) the IPPA will have been duly authorized, executed and delivered by the General Partner, Holdings and Sol-Wind SWP and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; (v) each of the Assignment and Assumption Agreements will have been duly authorized, executed and delivered by the General Partner and Sol-Wind International and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; (vi) each of the Asset Management Agreements will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its respective terms; and (vii) each of the O&M Agreements will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided, however, that with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing;

(x)           to the extent the Credit Agreement is entered into prior to an additional time of purchase, at such additional time of purchase and each subsequent additional time of purchase, the Credit Agreement will have been duly authorized, executed and delivered and will be a valid and legally binding agreement of the Partnership Subsidiary party thereto enforceable against such entity in accordance with its terms;

(y)           none of the Partnership Entities is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its Organizational Agreements, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, except, in the cases of clauses (ii), (iii), (iv), and (v), where such breaches, violations, defaults or Liens, individually or in the aggregate, would not have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate any transactions (including the Transactions) contemplated by this Agreement or the Transaction Documents;

(z)           (i) the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party hereto or thereto, (ii) the offering, issuance and sale of the Units pursuant hereto, (iii) the consummation of the Prior Transactions, Transactions or any other transactions contemplated hereby or the Operative Agreements and (iv) the application of the aggregate net proceeds from the sale of the Units, the Subordinated Units and the Redeemable Units will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien on any property or assets of the Partnership Entities (other than in connection with the Credit Agreement), pursuant to (A) the Organizational Agreements of the Partnership Entities, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any applicable rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, except, in the cases of clauses (B), (C), (D), and (E), where such breaches, violations, defaults or Liens, individually or in the aggregate, would not have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate any transactions (including the Transactions) contemplated by this Agreement or the Transaction Documents;

(aa)         the statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Business—Our Initial Portfolio,” “Business—Identified Pipeline,” “Business—Regulatory Matters,” Business—Environmental Matters,” “Business—Legal Proceedings,” “Certain Relationships and Related Party Transactions,” “Description of the Common Units,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, including related party agreements and power purchase agreements, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects;

(bb)         there are no contracts or documents which are required by the Act to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and, if applicable, filed as required; each such contract or document that is described in the Registration Statement, the Disclosure Package or the Prospectus conforms in all material respects to the description thereof;

(cc)         no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any applicable self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), is required in connection with (A) the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities party hereto or thereto, (B) the offering, issuance and sale of the Units pursuant hereto, (C) the consummation of the Transactions or any other material transactions contemplated hereby or the Operative Agreements and (D) the application of the aggregate net proceeds from the sale of the Units, the Subordinated Units and the Redeemable Units, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and registration under the Exchange Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units, the Subordinated Units or the Redeemable Units are being offered, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by NYSE in the ordinary course of the offering of the Units, (v) the consents that have been or prior to the time of purchase will be obtained, (vi) the filings with the Commission pursuant to Rule 424(b) under the Act, (vii) the filing of a registration statement on Form S-8 with the Commission with respect to awards under the Partnership’s long term incentive plan, (viii) filings with the Commission on Form 8-K with respect to this Agreement or required to be made in connection with the Transactions or any other transactions contemplated hereby or the Operative Agreements or (ix) filings of Form 556 with the Federal Energy Regulatory Commission (“FERC”) with respect to notification of changes in indirect ownership of “qualifying small power production facilities” as such term is defined in Section 3(17)(C) of  the Federal Power Act in connection with the Transactions;

(dd)         except as contained in the Partnership Agreement or described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause any Partnership Entity to issue or sell to it any Common Units or other equity interests, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests in the Partnership Entities, (iii) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Units, (iv) upon the issuance and sale of the Units, except as contemplated by this Agreement, no person will have any such right specified in (i) and (ii); provided, however, that with respect to (i) or (ii), any such rights have been waived, and (v) no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Common Units of or other equity interests in the Partnership or to include any such Common Units or other equity interests in the Registration Statement or the offering contemplated thereby;

(ee)         except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership Entities, threatened or contemplated to which any of the Partnership Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which would not, individually or in the aggregate, have a Material Adverse Effect;

(ff)          the Units, when issued and delivered in accordance with the terms of this Agreement and the Partnership Agreement against payment therefor as provided herein and therein, will conform, and the GP Interest, the Subordinated Units, the Redeemable Units and the Incentive Distribution Rights conform, or when issued and delivered in accordance with the terms of the Partnership Agreement will conform, in each case, in all material respects, to the description thereof (collectively, the “LP Interests”) contained in the Registration Statement, the Disclosure Package and the Prospectus; and the certificates for the LP Interests, if any, are in due and proper form;

(gg)         Ernst & Young LLP, whose report on the audited combined historical financial statements (including the related notes and schedules) of the Partnership and the Partnership Subsidiaries, the audited combined historical financial statements (including the related notes and schedules) of the Partnership’s predecessor (for accounting purposes) and the historical financial statements (including the related notes and supporting schedules) of certain Holdco Subsidiaries and Project Subsidiaries, is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (“PCAOB”);

(hh)         Grant Thornton LLP, whose report on the historical financial statements (including the related notes and supporting schedules) of certain Holdco Subsidiaries and Project Subsidiaries, is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the PCAOB;

(ii)           the historical financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, (i) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated, (ii) comply as to form in all material respects with the requirements of the Act and the Exchange Act and (iii) have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial information of the Partnership and the Partnership Subsidiaries (or the Partnership’s predecessor for accounting purposes) have been derived from the accounting records of the Partnership’s accounting predecessor or the Partnership Subsidiaries, as applicable, and presents fairly in all material respects the information shown thereby; all pro forma financial statements and the related notes or data included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, comply as to form in all material respects with the requirements of the Act and the Exchange Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Partnership and the Partnership Subsidiaries, except as described therein; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Partnership and the Partnership Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(jj)           except for grants disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Partnership or any of the Partnership Subsidiaries has granted to any person or entity an equity-based award to purchase or receive its equity securities pursuant to an equity-based compensation plan or otherwise;

(kk)         the Partnership has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of the directors and executive officers of the General Partner, (ii) the General Partner, (iii) the Sponsors, and (iv) each security holder (and each “group,” within the meaning of Rule 13d-5(b)(1) under the Exchange Act, of security holders) of the Partnership holding in the aggregate at least 5% of the outstanding Common Units (treating, for purposes of this Section 3(kk), each holder of any security convertible into or exercisable, repayable or exchangeable for Common Units or any warrant or other right to acquire Common Units or any such security as a holder of Common Units underlying such security, warrant or right);

(ll)           neither the Partnership nor any Partnership Subsidiary is and, after giving effect to the offering and sale of the Units, the Subordinated Units and the Redeemable Units and the application of the aggregate net proceeds thereof, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(mm)      after giving effect to the Transactions, each of the Partnership Entities will have good and marketable title to all property (real and personal, excluding for the purposes of this Section 3(mm), the Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as described in the Registration Statement, the Disclosure Package and the Prospectus or, in either case, that do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by a Partnership Entity is held thereby under valid, subsisting and enforceable leases, except as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus;

(nn)                          the IPPA will be legally sufficient to transfer or convey to Sol-Wind SWP satisfactory title to, or valid rights and interest of the transferor stated therein and to the ownership interests, assets and rights purported to be transferred thereby, as contemplated by the Registration Statement, the Disclosure Package and the Prospectus; the Assignment and Assumption Agreements will be legally sufficient to assign to Sol-Wind International, and for Sol-Wind International to assume all the rights and obligations of the General Partner under the Credit Facilities;

(oo)                          as of the time of purchase and each additional time of purchase, as the case may be, after giving effect to the Transactions, (i) each of the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) or rights of use related thereto as are necessary to conduct the Sol-Wind Business in the manner described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, except for (A) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) each of the Partnership Entities has, or following consummation of the Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole;

(pp)                          (i) each of the Partnership Entities owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, the Sol-Wind Business (collectively, the “Intellectual Property”), (ii) none of the Partnership Entities is aware of any material claim to the contrary or any challenge by any other person to the rights of the Partnership Entities with respect to the Intellectual Property, and (iii) none of the Partnership Entities has infringed or is infringing the intellectual property of a third party, and none of the Partnership Entities has received notice of a material claim by a third party to the contrary;

(qq)                          no relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, security holders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and is not so described;

(rr)                                except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership Entities would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of ERISA and the Code including the regulations and published governmental interpretations thereunder; (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “employee benefit plan” (within the meaning of Section 3(3) of ERISA (other than a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA))  subject to Title IV of ERISA for which any Partnership Entity or any member of the “Controlled Group” (defined as any entity, trade or business which is a member of a group described in Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any Partnership Entity would have any liability (each, a “Pension Plan”), excluding any reportable event for which a waiver could apply; (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iv) no Partnership Entity has incurred, nor does any such entity reasonably expect to incur, liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or (B) Sections 412 or 4971 of the Code, with respect to any Pension Plan; (v) each Plan for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code (A) is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified, and (B) to the knowledge of the Partnership Entities, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (vi) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business);

(ss)                              no labor disturbance by or dispute with the employees of any of the Partnership Parties exists, or, to the knowledge of the Partnership Parties, is threatened or imminent that would have a Material Adverse Effect; there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of ERISA, or the rules and regulations promulgated thereunder concerning the employees of any of the Partnership Parties, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(tt)                                the Partnership and the Partnership Subsidiaries and their respective properties, assets and operations are in compliance with, and the

Partnership and each of the Partnership Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no past, present or, to the knowledge of the Partnership Entities, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Partnership or any Partnership Subsidiary under, or to interfere with or prevent compliance by the Partnership or any Partnership Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Partnership nor any of the Partnership Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the knowledge of the Partnership Entities, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, generation, storage, disposal, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(uu)                          in the ordinary course of their business, each of the Partnership Entities conducts periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(vv)                          each of the Partnership Entities possesses all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities as are necessary to own or lease its respective properties and to conduct its respective business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that failure to possess any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect, and to the knowledge of the Partnership Entities, none of the Partnership Entities is in violation of, or in default under, or has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization, if the subject of an unfavorable decision, ruling or finding, except where such violation, default, revocation or modification would not have, individually or in the aggregate, a Material Adverse Effect;

(ww)                      all tax returns required to be filed by any of the Partnership Entities have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided except where the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xx)                          each of the Partnership Entities maintains insurance covering its properties, operations, personnel and businesses as it reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Partnership Entities and the Sol-Wind Business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; none of the Partnership Entities has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct the Sol-Wind Business as now conducted at a cost that would not result in any Material Adverse Effect;

(yy)                          none of the Partnership Entities has sent or received any communication regarding termination of, or intent not to renew, any material contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by any Partnership Entity or, to the knowledge of the Partnership Entities, any other party to any such contract or agreement;

(zz)                            each of the Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(aaa)                   each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership Entities is made known to the management by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Exchange Act) of the Partnership Entities, if any, have been identified to the Partnership’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Partnership has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership Entities and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(bbb)                   all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Partnership Entities believe to be reliable and accurate in all material respects, and the Partnership Entities have obtained the written consent to the use of such data from such sources to the extent required;

(ccc)                      none of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee or affiliate of any of the Partnership Parties is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder; and the Partnership Entities and, to the knowledge of the Partnership Entities, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.  No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act 2010, as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder;

(ddd)                   the operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened;

(eee)                      none of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee or affiliate of any of the Partnership Entities is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Partnership Entities will not directly or indirectly use the aggregate net proceeds of the offering of the Units, the Subordinated Units and the Redeemable Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities;

(fff)                         the Partnership Parties acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(ggg)                      at the time of purchase and each additional time of purchase, after giving effect to the Transactions, no Partnership Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such Partnership Subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such Partnership Subsidiary from the Partnership or from transferring any of such Partnership Subsidiary’s property or assets to the Partnership or any other Partnership Subsidiary, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

(hhh)                   the Partnership, and the General Partner on behalf of the Partnership, has complied with the lending guidelines, established pursuant to the  Partnership Agreement (the “Lending Guidelines”), in connection the Partnership’s entry into Financing Transactions and making of Debt Investments (as such terms are defined in the Lending Guidelines);

(iii)                               except pursuant to this Agreement, neither the Partnership nor any of the Partnership Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(jjj)                            none of the Partnership Entities nor any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(kkk)                   there are no affiliations or associations between (A) any member of FINRA and (B) any Partnership Entity and any of such Partnership Entity’s officers, directors or 5% or greater security holders or any beneficial owner of such Partnership Entity’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and

(lll)                               the issuance of (i) the Subordinated Units and Redeemable Units to Share Holdings LLC and (ii) the GP Interest and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

In addition, any certificate signed by any officer of any Partnership Entity and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by such Partnership Entity, as to matters covered thereby, to each Underwriter.

4.                                      Certain Covenants of the Partnership Parties.  The Partnership Parties, jointly and severally, hereby agree as set forth in subsections (a)-(m) and (o)-(t) of this Section 4, and the Partnership hereby also agrees as set forth in subsection (n) of this Section 4:

(a)                                 to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units) or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject; and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective (but in any event within the time frame required for filing the Prospectus pursuant to Rule 424(b)), and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)                                  if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as reasonably possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules);

(d)                                 for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to notify you immediately upon an event that causes the Partnership to no longer qualify as an EGC;

(e)                                  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order or relief from such occurrence as soon as reasonably possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f)                                   subject to Section 4(e) hereof, to file promptly all reports and documents required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing;

(g)                                  to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h)                                 to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on EDGAR, to deliver to you, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(i)                                     to furnish to you a sufficient number of copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j)                                    to apply the net proceeds from the sale of the Units, the Subordinated Units and the Redeemable Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Units, the Subordinated Units and the

Redeemable Units and the application of the aggregate net proceeds therefrom as may be required by Rule 463 under the Act;

(k)                                 to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Units including any unit or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing (or reproduction) and delivery of this Agreement, any agreement among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law  (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing (or reproduction) and delivery of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the offering of the Units by FINRA (including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters in an amount that is not greater than $20,000), (vii) the services rendered by the transfer agent or registrar in connection with the Offering, (viii) the investor presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show; (ix) Exempt Oral Communications and Covered Exempt Written Communications, (x) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (xi) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xii) the performance of the Partnership’s other obligations hereunder; provided, however, that except as provided in this Section 4, Section 5 and Section 7, the Underwriters will pay all of their own expenses, including, without limitation, (i) fees, expenses and disbursements of their counsel, (ii) transfer taxes payable on resale of any of the Units by the Underwriters, (iii) one-half of the cost of any aircraft chartered in connection with the road show and (iv) any advertising expenses connected with any offers the Underwriters may make;

(l)                                     to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(m)          beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) the issuance and sale of Subordinated Units and Redeemable Units to Share Holdings LLC as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, (C) the issuance of Common Units in an amount not to exceed 5% of the total outstanding Common Units at the Effective Time as consideration for the acquisition by the Partnership of renewable power assets or assets otherwise used or useful in the business of the Partnership Entities, (D) the issuances of Phantom Units or other equity awards pursuant to the Partnership’s long term incentive plan, qualified unit option plans, or other employee compensation plans existing on the date of the Prospectus and as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, and (E) the filing by the Partnership of a registration statement on Form S-8;

(n)           prior to the time of purchase or each additional time of purchase, as the case may be, to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Partnership or any Partnership Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Partnership or any Partnership Subsidiary, or the offering of the Units, and to issue no such press release or communications or hold such press conference without your prior consent, such consent not to be unreasonably withheld or delayed;

(o)           not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus and any Permitted Free Writing Prospectus;

(p)           not to, and to cause the Partnership Entities and the Sponsors not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(q)           to use its best efforts to cause the Units to be listed on the NYSE and to maintain such listing on the NYSE;

(r)            for so long as the Partnership is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units; and

(s)            to comply with the Lending Guidelines in connection the Partnership’s future entry into Financing Transactions and making of Debt Investments.

5.             Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Units are not delivered for any reason other than the termination of this Agreement pursuant the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership Parties, jointly and severally, shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6.             Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Partnership Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership Parties of each of their respective obligations hereunder and to the following additional conditions precedent:

(a)           The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and letter of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Partnership Parties, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit B-1 and Exhibit B-2 hereto;

(b)           The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Dorsey & Whitney LLP, special Texas counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit C hereto;

(c)           The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of [       ], special Canadian counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit D hereto;

(d)           The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Maples and Calder, special Cayman Islands counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit E hereto;

(e)           You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and in the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus;

(f)            You shall have received from Grant Thornton LLP letters dated, respectively, the date of this Agreement and in the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus;

(g)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives;

(h)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing;

(i)            The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be.  If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act);

(j)            Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus and all amendments and supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, and none of the Permitted Exempt Written Communications, if any, in each case when considered together with the Preliminary Prospectus and the Prospectus, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(k)           The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Chief Executive Officer of the General Partner and Chief Financial Officer of the General Partner, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto;

(l)            You shall have received each of the signed Lock-Up Agreements referred to in Section 3(kk) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be;

(m)          The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be;

(n)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby;

(o)           The Partnership Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the time of purchase, including the closing of the Credit Agreement, in each case as described in the Disclosure Package and the Prospectus without material modification, change or waiver (excluding the waiver of any condition precedent to initial funding by the administrative agent and/or lenders under the Credit Agreement), except for such material modifications, changes or waivers as have been specifically identified to the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the time of purchase on the terms and in the manner contemplated in the Disclosure Package and the Prospectus; and

(p)           The Partnership Parties shall have furnished such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters

7.             Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives by notice given to and received by the Partnership, prior to delivery of and payment for the Firm Units, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Partnership Entities taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Units or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in the Partnership’s Common Units on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Units or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading; or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by any Partnership Entity by any “nationally recognized statistical rating organization,” as that term is defined under the Exchange Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Partnership Parties and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.             Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Firm Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership Parties agree with the non-defaulting Underwriters that they will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.             Indemnity and Contribution.

(a)           The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees, agents and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter that has, or is alleged to have, participated in the distribution of the Units, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any Covered Exempt Written Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, and one or more Covered Exempt Written Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus or any Permitted Exempt Written Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus, Permitted Free Writing Prospectus or

Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership Parties, each director and officer of the General Partner who signed the Registration Statement, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, a Prospectus, a Permitted Free Writing Prospectus or a Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse such indemnified party for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all reasonable legal or other fees and documented out of pocket expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) of this Section 9; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party other than pursuant to this Agreement.  The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units.  The relative fault of the Partnership Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership Parties, the directors or officers of the General Partner or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.  The Partnership Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of the officers or directors of the General Partner in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10.          Information Furnished by the Underwriters.  The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus set forth in the last paragraph on the cover page of the Prospectus and the statements set forth under the heading “Underwriting” regarding (a) the sentences related to concessions and reallowances and (b) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11.          Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Brad Limpert (fax: (212) 713-3371) and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: (646) 291-1469); if to the Partnership, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Sol-Wind Renewable Power, LP, 405 Lexington Avenue, Suite 732, New York, New York 10174 (facsimile: [    ]), Attention: Scott L. Tonn, Chief Executive Officer.

12.          Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.          Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties consent to the jurisdiction of such courts and personal service with respect thereto.  Each Underwriter and each Partnership Party (on its behalf and, to the extent permitted by applicable law, on behalf of its security holders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

14.          Parties at Interest.  The agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Partnership Parties and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.          No Fiduciary Relationship.  The Partnership Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities.  The Partnership Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Partnership Parties, their respective management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Partnership Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Partnership Parties hereby confirms its understanding and agreement to that effect.  The Partnership Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties.  The Partnership Parties and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Partnership Parties and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Partnership Parties with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Partnership Parties on other matters).  The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Partnership Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.          Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.          Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of any of the Partnership Parties’ and any of the Underwriters’ respective businesses and/or assets.

18.          Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Partnership Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership Parties and the Underwriters, severally.

Very truly yours,

SOL-WIND SHARE HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

If the foregoing correctly sets forth the understanding among Share Holdings LLC, solely with respect to the representations and warranties of Share Holdings LLC as set forth in subsections (q)(i) and (r)(i) of Section 3, and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Share Holdings LLC and the Underwriters, severally.

Very truly yours,

SOL-WIND SHARE HOLDINGS, LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS Securities LLC
Citigroup Global Markets Inc.

By:	UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Units
UBS SECURITIES LLC	[ ]
CITIGROUP GLOBAL MARKETS INC.	[ ]
WELLS FARGO SECURITIES, LLC	[ ]
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.	[ ]
MACQUARIE CAPITAL (USA) INC.	[ ]
MFR SECURITIES INC.	[ ]
BONWICK CAPITAL PARTNERS, LLC	[ ]
THE WILLIAMS CAPITAL GROUP, L.P.	[ ]

Total	[ ]

SCHEDULE B

Holdco Subsidiaries

OCI Solar San Antonio 2 LLC

Solar Eclipse Fund Holding IX, LLC

GLT Cloverdale Solar, LLC

Renewable Energy Project LLC

Renewable Energy Project II LLC

Foundation CA Fund VII Manager, LLC

PRCC Solar Holding LLC

SunRay Joint Venture Solar LLC

SunRay Power OPCO I, LLC

SunRay Power OPCO II, LLC

SAH Holdings LLC

Palmer Solar Holdings LLC

SR Acquisitions Solar LLC

Concept Solar, LLC

Fairfield Wind Manager, LLC

Foundation HA Energy Generation, LLC

Foundation CA Fund V Manager, LLC

Foundation CA Fund VI Manager, LLC

SCHEDULE C

Project Subsidiaries

OCI Alamo 2 LLC

Solar Eclipse Fund IX, LLC

Cloverdale Solar I, LLC

SunE GLT Ironwood Solar, LLC

NLH1 Solar, LLC

GLT SC1 Solar, LLC

GLT COMM1 Solar, LLC

SunE GLT Patton Solar, LLC

SunE GLT Chuckawalla Solar, LLC

GLT SLO Solar, LLC

Fresh Air Energy IV, LLC;

Fresh Air Energy VII, LLC

Fresh Air Energy VIII, LLC

Foundation CA Fund VII Master Tenant, LLC

Foundation CA Fund VII Owner, LLC

Foundation CA Fund V Master Tenant, LLC

Foundation CA Fund V Owner, LLC

Foundation CA Fund VI Master Tenant, LLC

Foundation CA Fund VI Owner, LLC

GASNA 18P, LLC

SunRay Venice LLC

12 Applegate Solar LLC

4 Applegate Solar LLC

24 Applegate Solar LLC

24 Applegate Sleepy’s LLC

Lakewood Thirteen Solar LLC

Lakewood Eighteen Solar LLC

SR Bayonne Solar LLC

SR Fairlawn Solar LLC

SR Ramsey Solar LLC

Venice Energy-Trenton, LLC

Teterboro Auto Solar LLC

Resource Solar LLC

Lakewood One Solar LLC

Lakewood Two Solar LLC

SRMB LLC

Paramus Surgery Solar LLC

NJ Bulb Solar LLC

Bayonne One Solar LLC

Bayonne Two Solar LLC

Broad Street Solar LLC

Carlisle Solar LLC

Engelhard Solar LLC

Entin Road Solar, LLC

Frenchtown Solar LLC

Frontage Road Solar LLC

Liberty I Solar LLC

Maguire Solar LLC

Marin Boulevard Solar LLC

New Canton Solar LLC

Nickerson One Solar LLC

Nickerson Two Solar LLC

Nickerson Three Solar LLC

Nickerson Four Solar LLC

Nickerson Five Solar LLC

Nickerson Six Solar LLC

Nickerson Seven Solar LLC

Piscataway One Solar, LLC

Plainfield One Solar LLC

Secaucus One Solar LLC

Self Storage Solar LLC

Self Storage Solar 1 LLC

Self Storage Solar 2 LLC

Self Storage Solar 3 LLC

Self Storage Solar 4 LLC

Self Storage Solar 5 LLC

Self Storage Solar 7 LLC

Self Storage Solar 8 LLC

Self Storage Solar 9 LLC

Self Storage Solar 10 LLC

Self Storage Solar 11 LLC

Self Storage Solar 12 LLC

Self Storage Solar 21 LLC

SR Hackensack Solar LLC

SR Hillsdale Solar LLC

SR West Milford Solar LLC

Stafford Solar, LLC

Westborough Solar LLC

Leicester One MA Solar LLC

Mass PV 7, LLC

Browne Solar LLC

Indian Hill Solar LLC

State St. Solar, LLC

SR Solar 7 LLC

SR Solar 8 LLC

SR Solar 9 LLC

Palmer Solar Borrower LLC

Algonquin One Solar LLC

Algonquin Two Solar LLC

Algonquin Three Solar LLC

Florham One Solar LLC

Livingston Solar LLC

Lakewood Nine Solar LLC

Fairfield Wind Master Tenant, LLC

Fairfield Wind Owner, LLC

Brunswick Three Solar LLC

Brunswick Two Solar LLC

Kaplan Solar LLC

Florham Three Solar LLC

Florham Two Solar LLC

Lakewood Six Solar LLC

Lakewood Seven Solar LLC

Lakewood Eight Solar LLC

Leslie Solar LLC

Pollitt Two Solar LLC

Vreeland One Solar LLC

Vreeland Two Solar LLC

SCHEDULE D-1

Permitted Free Writing Prospectuses

[   ]

Permitted Exempt Written Communications

[   ]

SCHEDULE D-2

Pricing Information Provided Orally by Underwriters

Price per unit to the public: $[     ]

Number of Units Offered: [      ]

EXHIBIT A

Lock-Up Agreement

                                  , 2015

UBS Securities LLC

Citigroup Global Markets Inc.

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement referred to herein

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Sol-Wind Renewable Power, LP, a Delaware limited partnership (the “Partnership”), Sol-Wind, LLC, a Delaware limited liability company (the “General Partner”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Citigroup Global Markets Inc. (collectively, the “Representatives”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the sale of Redeemable Units (as defined in the Underwriting Agreement) to the Partnership, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement (c) as a distribution to stockholders, limited partners or members of the undersigned, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement (d) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (e) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (f) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Securities and Exchange Commission under the Exchange Act during Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and (g) the undersigned may sell Common Units of the Partnership purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities of the Partnership in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities that would require the filing of a Registration Statement during the Lock-Up Period.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Common Units.

The undersigned hereby authorizes the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the unit register and other records relating to Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the unit register and other records relating to such units or other securities.

*     *     *

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name		Position

1.	R. David Kelly	Chairman of the Board of Directors

2.	Scott L. Tonn	Chief Executive Officer and Director

3.	David J. Kaltsas	Chief Operating Officer

4.	Kevin Cunningham	Chief Financial Officer

5.	Jason Barrett	Chief Commercial Officer

6.	David Millstone	Director

7.	David Winter	Director

8.	Bruce Kayle	Director

9.	Sol-Wind, LLC	General Partner

10.	Sharon Mauer	General Counsel and Secretary

11.	Michael Morrow	Chief Investment Officer

12.	40 North Investments LP	Member of the General Partner

13.	BKM, LLC	Member of the General Partner

A-1-1

EXHIBIT B-1

OPINION OF MILBANK, TWEED, HADLEY & MCCLOY LLP

B-1-1

EXHIBIT B-2

LETTER OF MILBANK, TWEED, HADLEY & MCCLOY LLP

B-2-1

EXHIBIT C

OPINION OF SPECIAL TEXAS COUNSEL

C-1

EXHIBIT D

OPINION OF SPECIAL CANADIAN COUNSEL

D-1

EXHIBIT E

OPINION OF SPECIAL CAYMAN ISLANDS COUNSEL

E-1

EXHIBIT F

OFFICERS’ CERTIFICATE

Each of the undersigned, Scott L. Tonn, Chief Executive Officer of Sol-Wind, LLC, a Delaware limited liability company (the “General Partner”), and Kevin Cunningham, Chief Financial Officer of the General Partner, on behalf of the Sol-Wind Renewable Power, LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Partnership Parties”), does hereby certify pursuant to Section 6(k) of that certain Underwriting Agreement dated [pricing date] (the “Underwriting Agreement”) among the General Partner, the Partnership, and, on behalf of the several Underwriters named therein, UBS Securities LLC [list co-managers], that as of [date]:

1.              He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.              The representations and warranties of the Partnership Parties as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.              Each of the Partnership Parties has performed all of its respective obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.              The conditions set forth in Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this [date], 2015.

Name:	Scott L. Tonn
Title:	Chief Executive Officer

Name:	Kevin Cunningham
Title:	Chief Financial Officer

F-1